UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                             SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

                                 (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               SEABOARD CORPORATION
_______________________________________________________________________________

                  (Name of Registrant as Specified In Its Charter)
_______________________________________________________________________________

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:______________________________________________________________
    (2)  Aggregate number of securities to which transaction applies:__________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):____________
    (4)  Proposed maximum aggregate value of transaction:______________________
    (5)  Total fee paid:_______________________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check  box if any part of  the  fee is offset as  provided by  Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
    statement number,  or  the  Form  or  Schedule  and  the   date    of   its
    filing.
    (1)  Amount previously paid:_______________________________________________
    (2)  Form, Schedule or Registration Statement No.:_________________________
    (3)  Filing party:_________________________________________________________
    (4)  Date filed:___________________________________________________________

                   SEABOARD CORPORATION

                   9000 West 67th Street
               Shawnee Mission, Kansas 66202

         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      APRIL 26, 2010

     Notice is hereby given that the 2010 Annual Meeting of
Stockholders   of   Seaboard   Corporation,   a    Delaware
corporation,  will be held at the Westin  Waltham,  70  3rd
Avenue, Waltham, Massachusetts, on Monday, April 26, 2010, commencing at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

     1. To elect five directors to hold office until the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2.   To  consider  and  act   upon   ratification  and
          approval of the selection of KPMG LLP as the independent auditors of Seaboard for the year ending December 31, 2010; and

     3. To transact such other business as properly may come before the meeting.

     The Board of Directors has fixed the close of business
on   Monday,  March  1,  2010,  as  the  record  date   for
determination of the stockholders entitled to notice of, and to vote at, the annual meeting.

                              By  order  of  the  Board  of
                              Directors,

                              David M. Becker,
                              Vice President,
                              General Counsel and Secretary

March 19, 2010

YOUR  VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO  ATTEND
THE MEETING, PLEASE FOLLOW THE SPECIFIC VOTING INSTRUCTIONS
APPEARING  ON  THE  ENCLOSED  PROXY  CARD  AS  PROMPTLY  AS
POSSIBLE  IN  ORDER  TO ENSURE YOUR REPRESENTATION  AT  THE
MEETING.

   IMPORTANT NOTICE Regarding the Availability of Proxy
    Materials for the Stockholder Meeting to be held on
                    April 26, 2010

This  notice  of  annual  meeting  and  accompanying  proxy
materials  are  available  to  you  on  the  Internet.   We
encourage you to review all of the important information contained in the proxy materials before voting.

  Our Company's proxy statement, annual report and other proxy materials are available at: www.seaboardcorp.com
        (under "Investors" and "SEC Filings" tabs)

                 SEABOARD CORPORATION
                 9000 West 67th Street
            Shawnee Mission, Kansas  66202

                    PROXY STATEMENT
            ANNUAL MEETING OF STOCKHOLDERS
                    APRIL 26, 2010

                                         March 19, 2010
Date, Time and Place of the Meeting

  This  proxy statement is furnished in connection with
the  solicitation  of proxies for  use  at  the  annual
meeting   of   stockholders  of  Seaboard   Corporation
("Seaboard")  to  be held on Monday,  April  26,  2010,
commencing  at  9:00  a.m.,  local  time,  and  at  any
adjournment  thereof.  The meeting is  called  for  the
purposes  set forth in the foregoing Notice  of  Annual
Meeting, and will be held at the Westin Waltham, 70 3rd
Avenue,   Waltham,  Massachusetts.   You   may   obtain
directions to the location of the annual meeting by calling us at (913) 676-8800.

Stockholders Entitled to Vote at the Meeting

  Stockholders  of record as of the close  of  business
on the March 1, 2010 record date are entitled to notice
of,  and  to  vote at, the annual meeting  and  at  any
adjournment thereof.  Seaboard had 1,233,772.24  shares
of  common  stock,  $1.00  par value,  outstanding  and
entitled  to  vote as of the record  date.   Each  such
share of common stock is entitled to one vote on each matter properly to come before the annual meeting.
This proxy statement and the enclosed form of proxy were first sent or given to stockholders on or about
March 19, 2010.

Quorum Requirement

  A  quorum  of  stockholders is necessary  to  hold  a
valid meeting.  A majority of our outstanding shares of
common  stock  on  the record date, or 616,887  shares,
will  be  needed to establish a quorum for  the  annual
meeting.   Votes  cast at the annual  meeting  will  be
tabulated   by  persons  duly  appointed  to   act   as
inspectors  of  election  and  voting  for  the  annual
meeting.   The inspectors of election and  voting  will
treat  shares  represented by  a  properly  signed  and
returned  proxy  as present at the annual  meeting  for
purposes  of  determining a quorum, without  regard  to
whether  the  proxy  is marked as  casting  a  vote  or
abstaining.  Likewise, the inspectors will treat shares
of  stock represented by "broker non-votes" as  present
for purposes of determining a quorum.  Broker non-votes
are  proxies with respect to shares held in record name
by  brokers  or nominees, as to which (i)  instructions
have  not  been received from the beneficial owners  or
persons  entitled to vote; (ii) the broker  or  nominee
does   not   have  discretionary  voting  power   under
applicable national securities exchange rules or the instrument under which it serves in such capacity; and
(iii) the record holder has indicated on the proxy card or otherwise notified Seaboard that it does not have authority to vote such shares on that matter.

Attending the Meeting and Voting in Person

  If  you plan to attend the annual meeting and vote in
person,  we  will  give you a ballot when  you  arrive.
However,  if your shares are held in the name  of  your
broker, bank or other nominee (commonly referred to  as
being held in "street" name), proof of ownership may be
required  for  you to be admitted to  the  meeting.   A
recent brokerage statement and letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Voting by Proxy

  The  Board  of Directors solicits your proxy  in  the
form  enclosed  for  use at the  annual  meeting.   Any
stockholder  giving a proxy in the  enclosed  form  may
revoke  it  at  any  time before it  is  exercised.   A
stockholder  may revoke his or her proxy by  delivering
to  the  Secretary  of  Seaboard a  written  notice  of
revocation  or  a duly executed proxy bearing  a  later
date, or by attending the meeting and voting in person.
A  completed and signed proxy in the enclosed form,  if
received  in time for voting and not revoked,  will  be
voted  at  the  annual meeting in accordance  with  the
instructions of the stockholder.  Where a stockholder's
voting  instructions  are  not  specified,  the  shares
represented  by  the  proxy will  be  voted  "for"  the
election of the nominees for director listed herein and
"for"  ratification of the selection  of  KPMG  LLP  as
independent auditors for 2010.  The Board of  Directors
does  not  know  of any matters that  will  be  brought
before the meeting other than those referred to in  the
Notice of Annual Meeting.  However, if any other matter
properly comes before the meeting, it is intended  that
the  persons  named in the enclosed form of  proxy,  or
their substitutes acting thereunder, will vote on  such
matter   in   accordance  with  their  discretion   and
judgment. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Seaboard will bear all expenses in connection with the solicitation of proxies, including preparing, assembling and mailing this proxy statement. After the initial mailing of this proxy statement, proxies may be solicited by mail, telephone, facsimile transmission or personally by directors, officers, employees or agents of Seaboard.
Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses will be paid by Seaboard.

Vote Required

  A   favorable  plurality  of  votes  cast  (a  number
greater  than  those cast for any other candidates)  is
necessary  to elect members of the Board of  Directors.
Accordingly, abstentions or broker non-votes as to  the
election  of directors will not affect the election  of
the  candidates receiving the plurality of votes.   The
other   proposals   set  forth   herein   require   the
affirmative vote of a majority of the shares present at the meeting. Shares represented by broker non-votes as to such matters are treated as not being present for the purposes of such matters, while abstentions as to such matters are treated as being present but not voting in the affirmative. Accordingly, the effect of broker non-votes is only to reduce the number of shares considered to be present for the consideration of such matters, while abstentions will have the same effect as votes against the matter.

                PRINCIPAL STOCKHOLDERS

  The  following  table sets forth certain  information
as  of  January  29,  2010 (unless otherwise  indicated
below) regarding the beneficial ownership of Seaboard's
common  stock by the only persons known to  us  to  own
beneficially  5  percent or more of  Seaboard's  common
stock.   Unless  otherwise  indicated,  all  beneficial
ownership consists of sole voting and sole investment power.

 Name and Address             Amount and Nature of       Percent
of Beneficial Owner           Beneficial Ownership       of Class

 Seaboard Flour, LLC(1)             465,825.69            37.7%
 1320 Centre Street, Suite 200
 Newton Center, MA 02459

 SFC Preferred LLC(1)               428,122.55            34.6%
 1320 Centre Street, Suite 200
 Newton Center, MA  02459

 FMR LLC(2)                             78,538             6.4%
 82 Devonshire Street
 Boston, MA  02109
___________

(1) S.  Bresky,  Chairman  of  the  Board,  President and
    Chief   Executive  Officer  of  Seaboard,  and  other
    members  of  the  Bresky  family,  including   trusts
    created  for their benefit, beneficially own  all  of
    the   common   units  of  Seaboard  Flour   LLC   and
    SFC  Preferred LLC (collectively, the "Seaboard Flour
    Entities").    S.   Bresky  is  the  co-trustee   and
    beneficiary  of  some of the trusts owning  units  of
    the  Seaboard  Flour Entities, and may be  deemed  to
    have  indirect  beneficial  ownership  of  Seaboard's
    common  stock held by the Seaboard Flour Entities  by
    virtue  of  his position as manager of  both  of  the
    Seaboard  Flour  Entities, with  the  right  to  vote
    Seaboard   shares   owned  by  the   Seaboard   Flour
    Entities.

(2) The  information  with  respect  to  the  holdings of
    FMR  LLC  is provided as of December 31, 2010,  based
    on  a  Schedule 13G filed by FMR LLC with the SEC  on
    February  16,  2010.  FMR LLC reports  that,  of  the
    78,538  shares beneficially owned, it has sole voting
    power   with  respect  to  17,038  shares  and   sole
    dispositive power with respect to all 78,538  shares.
    Fidelity  Management & Research Company ("Fidelity"),
    a   wholly-owned  subsidiary  of  FMR  LLC   and   an
    investment  adviser registered under  the  Investment
    Advisers Act of 1940 ("Investment Advisers Act"),  is
    the beneficial owner of 61,500 shares as a result  of
    acting  as  investment adviser to various  investment
    companies  registered  under the  Investment  Company
    Act  of  1940.   Edward C. Johnson  3d  (Chairman  of
    FMR  LLC)  and  FMR  LLC,  through  its  control   of
    Fidelity,  and  the  funds each have  sole  power  to
    dispose  of  the 61,500 shares owned  by  the  funds.
    Members  of  the family of Edward C. Johnson  3d  are
    the  predominant owners, directly or through  trusts,
    of  Series  B  common shares of FMR LLC, representing
    49  percent  of  the voting power of  FMR  LLC.   The
    Johnson   family  group  and  all  other   Series   B
    shareholders   of  FMR  LLC  have  entered   into   a
    shareholders'  voting  agreement  under   which   all
    Series B shares will be voted in accordance with the majority vote of Series B shares. Neither FMR LLC nor

    Edward C. Johnson  3d  has  the  sole  power to  vote
    or  direct the voting of the shares owned directly by
    the  Fidelity  funds, which power  resides  with  the
    funds' Boards of Trustees.  Fidelity carries out  the
    voting   of   the  shares  under  written  guidelines
    established   by  the  funds'  Boards  of   Trustees.
    Pyramis   Global   Advisors,  LLC   ("Pyramis"),   an
    indirect  wholly-owned subsidiary of FMR LLC  and  an
    investment  adviser registered under  the  Investment
    Advisers   Act,   is   the   beneficial   owner    of
    16,500   shares  as  a  result  of  its  serving   as
    investment   manager   of   institutional   accounts,
    non-U.S.   mutual   funds  or  investment   companies
    registered under the Investment Company Act  of  1940
    owning  such  shares.   Edward  C.  Johnson  3d   and
    FMR  LLC,  through its control of Pyramis,  each  has
    sole  dispositive power over 17,038 shares  and  sole
    power   to   vote   or  to  direct  the   voting   of
    17,038 shares owned by the institutional accounts of funds advised by Pyramis, as reported above.

      SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS

   The following  table sets forth certain  information
as   of  January  29,  2010  regarding  the  beneficial
ownership of Seaboard's common stock by each of our directors and director nominees, each of our executive officers named in the Summary Compensation Table on page 15 and all of our directors and executive officers as a group.

         Name of           Amount and Nature of     Percent
     Beneficial Owner      Beneficial Ownership     of Class

     Steven J. Bresky         906,347.24 (1)         73.3%
     David A. Adamsen              20                 *
     Douglas W. Baena             100                 *
     Joseph E. Rodrigues          200                 *
     Edward I. Shifman, Jr.         5                 *
     Robert L. Steer              - 0 -               *
     Rodney K. Brenneman          - 0 -               *
     David M. Dannov               10                 *
     Edward A. Gonzalez           - 0 -               *
     All directors and        906,732.24 (1)         73.3%
     executive officers
     as a group (17 persons)

____________

(1) The   shares   reported  include  2,538   shares   of
    Seaboard's     common    stock    owned     directly;
    465,825.69  shares  of Seaboard's common  stock  that
    may  be  attributed to S. Bresky  by  virtue  of  his
    position as sole manager of Seaboard Flour LLC,  with
    the  right to vote Seaboard shares owned by  Seaboard
    Flour  LLC;  428,122.55 shares of  Seaboard's  common
    stock  that may be attributed to S. Bresky by  virtue
    of     his    position    as    sole    manager    of
    SFC Preferred LLC, with the right to vote Seaboard shares owned by SFC Preferred LLC; 5,611 shares of Seaboard's common stock that may be attributed to
    S. Bresky, as co-executor of the H. H. Bresky estate, which owns such shares; and 4,250 shares of Seaboard's common stock that may be attributed to him as co-trustee of the "Bresky Foundation" trust.
    All of the common units of Seaboard

    Flour   LLC  and  SFC  Preferred  LLC  are  held   by
    S. Bresky and other members of the Bresky family, including trusts created for their benefit.

*   Less than one percent.


            ITEM 1:  ELECTION OF DIRECTORS

  Our  Board  of  Directors has  fixed  the  number  of
directors  at five, and has nominated the  persons  set
forth below for election at the annual meeting.  Unless
otherwise specified, proxies will be voted in favor  of
the election as directors of the following five persons
for  a term of one year and until their successors  are
elected and qualified.
                           Principal Occupations and Positions
                           and Specific Experience, Qualifications,    Director
 Name                 Age  Attributes or Skills                          Since

Steven J. Bresky       56  Director and President and Chief                2005
                           Executive Officer (since July 2006),
                           Senior Vice President, International
                           Operations  (2001-2006), Seaboard
                           Corporation; Manager, Seaboard Flour
                           (since 2006).  Mr.  Bresky is
                           particularly qualified to be a Director
                           of  Seaboard  based on his  experience
                           in working for Seaboard for more than
                           30 years, including acting as President
                           of Seaboard Corporation and as President of Seaboard's Overseas Division.

David A. Adamsen       58  Director and Member of Audit Committee,         1995
                           Seaboard Corporation; Vice President -
                           Wholesale Sales (since January  2009),
                           C&S Wholesale Grocers (wholesale
                           food   distribution   company);   Vice
                           President - Wholesale  &  Manufacturing
                           (2005-2008), The Penn Traffic Co.,
                           retail and wholesale food distribution
                           company; Vice President  -  Group
                           General  Manager, Northeast Region
                           (2001-2005), Dean Foods Company, dairy
                           specialty food processor and distributor.
                           Mr. Adamsen has worked for more than 35
                           years in the food, food distribution,
                           and food  manufacturing businesses.  His
                           experience  and  knowledge  make   him
                           qualified as a Director for Seaboard.

Douglas W. Baena       67  Director and Chairman of Audit Committee,       2001
                           Seaboard Corporation; self-employed (since
                           1997), engaging in facilitation of equipment
                           lease financings and consulting, doing
                           business   as   CreditAmerica Corporation.
                           Mr. Baena has an educational background in accounting and has experience working as a Certified Public Accountant. He also has experience arranging lease financing transactions for companies. This accounting and finance background provides experience and attributes which are desirable for a Seaboard Director.

Joseph E. Rodrigues    73  Director, former Executive Vice President and   1990
                           Treasurer  (retired  2001),   Seaboard
                           Corporation. Mr. Rodrigues is a retired former Executive Vice President and
                           Treasurer  of  Seaboard Corporation,
                           who  worked for more than 20 years  in
                           various operational  and  executive
                           positions for Seaboard. Mr. Rodrigues
                           had  responsibilities with Seaboard
                           relating  to  most of its  businesses,
                           making him  valuable as a director.

Edward I. Shifman, Jr. 66  Director and Member of Audit Committee,         2009
                           Seaboard Corporation.    Mr.  Shifman is
                           a retired former Managing  Director and
                           Executive  Vice President (2001-2005),
                           Wachovia  Capital Finance.  Mr. Shifman
                           has  experience working  as  a  banker
                           for more than 30   years   for  various
                           financial institutions, providing
                           experience qualifying him to serve  as
                           a Director.

  Edward  I.  Shifman, Jr. is a first cousin of  Steven
J. Bresky.

  There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was nominated.

  In  case  any  person  or persons  named  herein  for
election as directors are not available for election at
the  annual  meeting,  proxies  may  be  voted  for   a
substitute nominee or nominees (unless the authority to
vote for all nominees or for the particular nominee who
has  ceased  to  be a candidate has been withheld),  as
well   as  for  the  balance  of  those  named  herein.
Management  has no reason to believe that  any  of  the
nominees   for  the  election  as  director   will   be
unavailable.

  The Board of Directors recommends that you vote for the election as directors of the five persons listed above.

            BOARD OF DIRECTORS INFORMATION

Meetings of the Board

  The  Board of Directors held five meetings in  fiscal
2009.   Other  actions of the Board of  Directors  were
taken  by  unanimous written consent, as needed.   Each
director attended more than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

  Seaboard   does   not  have  any   policy   requiring
directors  to  attend  Seaboard's  annual  meeting   of
stockholders, although, generally, the directors have attended Seaboard's annual stockholders' meetings. All directors attended the 2009 annual meeting.

Controlled Corporation

  Seaboard  is a "controlled corporation,"  as  defined
in  the rules of the NYSE Amex Equities (formerly known
as   the   NYSE  Alternex  U.S.),  because  more   than
50 percent of the voting power of Seaboard is owned by the Seaboard Flour Entities. As such, Seaboard is exempted from many of the requirements regarding Board of Director committees and independence. The members of our Board of Directors who are independent within the meaning of the NYSE Amex Equities listing standards are Joseph E. Rodrigues, David A. Adamsen, Douglas W.
Baena and Edward I. Shifman, Jr.

Board Leadership Structure and Role in Risk Oversight

  Steven  J. Bresky serves as both Seaboard's principal
executive  officer and Chairman of the  Board.   Steven
J.  Bresky  is  the  beneficial owner of  approximately
73.3  percent of Seaboard, and has more than 30  years'
experience  with Seaboard.  Seaboard does  not  have  a
lead  independent  director.   Seaboard  believes  that
Steven J. Bresky has a sufficient vested interest in Seaboard on the basis of his stock ownership position, and has the experience necessary to lead the Company as both the principal executive officer and Chairman of the Board.

  The   Audit  Committee  of  the  Board  of  Directors
provides risk oversight of Seaboard with respect to the
audit  of  Seaboard's financial statements,  Seaboard's
internal  audit  function  and  any  financial  matters
reported to Seaboard's Vice President of Internal Audit
or  other Seaboard representative.  The Audit Committee
administers  this  oversight  function  through   Audit
Committee  meetings  and periodic meetings  in  private
with  Seaboard's  auditors, KPMG, and  Seaboard's  Vice
President  of  Internal Audit.  The Board of  Directors
does not have any other significant oversight function,
aside   from  performance  of  the  Board  of  Director
function  through  periodic  meetings.   The  Board  of
Directors does not believe that its role in risk oversight of Seaboard has any significant effect on the Board's leadership structure.

Committees of the Board

  Seaboard's  Board  of Directors  has  established  an
Audit Committee.  There currently are no other standing
executive, compensation, nominating or other committees
of   Seaboard's  Board  of  Directors,  or   committees
performing similar functions of the Board.

  Audit  Committee.  Seaboard's Board of Directors  has
established  an  Audit Committee  comprised  solely  of
independent  directors.   The  members  of  the   Audit
Committee  are David A. Adamsen, Douglas W.  Baena  and
Edward  I. Shifman, Jr.  Mr. Baena is Chairman  of  the
Audit  Committee.   The  Audit  Committee  selects  and
retains  independent auditors and assists the Board  in
its  oversight of the integrity of Seaboard's financial
statements,   including   the   performance   of    our
independent  auditors  in their  audit  of  our  annual
financial  statements.  The Audit Committee meets  with
management  and  the independent auditors,  as  may  be
required.  The independent auditors have full and  free
access to the Audit Committee, without the presence  of
management.  The Board of Directors has determined that
Douglas  W.  Baena  is  an "audit  committee  financial
expert" and is "independent," within the meaning of the
listing  standards  of NYSE Amex Equities.   The  Audit
Committee held four meetings in fiscal 2009, two of which were telephonic meetings.

Director Nominations

  The  Board  of Directors believes it is not necessary
to  have a separate nominating committee because of the
low turnover of Board of Director seats and because the
entire   Board   of  Directors  participates   in   the
consideration of director nominees.  There currently is
no  charter that establishes procedures for the Board's
consideration of director nominees.  The Board believes
that  it  should be comprised of directors with varied,
complementary  backgrounds, and that directors  should,
at  a  minimum, have expertise that may  be  useful  to
Seaboard.   Directors should also possess  the  highest
personal and professional ethics, and should be willing
and  able  to  devote the required amount  of  time  to
Seaboard's business.  In determining whether a director
should be retained and stand for re-election, the Board
also   considers   that   member's   performance    and
contribution  to the Board during his tenure  with  the
Board.   Seaboard's policy is to consider nominees  who
are  submitted by stockholders on a case-by-case basis.
All    nominees,   including   those    submitted    by
stockholders,  will  be evaluated using  generally  the
same  methods and criteria, although those methods  and
criteria are not standardized and may vary from time to
time.   The Board does not have any policy with respect
to   diversity  and  does  not  consider  diversity  in
identifying nominees for Director.

Communication with the Board

  The  Board of Directors has not established a  formal
process   for   stockholders   to   follow   to    send
communications  to  the  Board  or  its   members,   as
Seaboard's policy has been to forward to the  directors
any  stockholder  correspondence it  receives  that  is
addressed   to   them.   Stockholders   who   wish   to
communicate  with the directors may do  so  by  sending
their  correspondence  addressed  to  the  director  or
directors  at  Seaboard's  headquarters  at  9000  West
67th  Street, Shawnee Mission, Kansas 66202, Attention:
General  Counsel.   All  such  correspondence  will  be
compiled and submitted to our Board or the individual directors, as applicable, on a periodic basis.

Compensation of Directors

  The following table shows the compensation received by each member of our Board of Directors (other than those who are named executive officers in the Summary
Compensation table on page 15) for service on the Board in 2009.

                Director Compensation Table (1)

                                Fees Earned
                             or Paid in Cash      Total
        Douglas W. Baena           $58,000       $58,000
        David A. Adamsen           $54,000       $54,000
        Joseph E. Rodrigues        $41,500       $41,500
        Edward I. Shifman, Jr.     $40,500       $40,500
        Kevin M. Kennedy           $13,500       $13,500
______________

(1) S. Bresky does not receive any compensation for serving as a director, and thus, is not included in the table.

  For   2009,   each  non-employee  director   received
$10,000  quarterly and an additional $2,000 per quarter
for  service on the Audit Committee of the Board.   The
Chairman  of  the  Audit  Committee  also  received  an
additional   $1,000  per  quarter.   Each  non-employee
director also receives an additional $1,500 per meeting in excess of one hour. All director compensation represents fees paid in cash only.

     EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The  following  table shows all compensation  earned,
during  the  fiscal  years  indicated,  by  the   Chief
Executive Officer, the Chief Financial Officer and the three other highest paid executive officers of Seaboard
(the "Named Executive Officers") for such period in all capacities in which they have served:

                               Summary Compensation Table

                                            Change in
                                          Pension Value
                                        And Non-Qualified
 Name                                        Deferred
 and                                       Compensation    All Other
Principal                Salary(1)  Bonus(2) Earnings(3) Compensation(4)  Total
Position            Year    ($)       ($)       ($)          ($)            ($)

Steven J. Bresky    2009  858,985   850,000    958,291    117,584     2,784,860
President           2008  798,846   950,000  1,854,020    124,697     3,727,563
Chief Executive     2007  744,904 1,050,000  1,365,625    204,513     3,365,042
Officer

Robert L. Steer     2009  655,631   800,000  1,138,546    134,101     2,728,278
Senior Vice         2008  609,192   900,000    992,560    116,505     2,618,257
President,          2007  573,269   950,000    595,849    139,596     2,258,714
Chief Financial
Officer

Rodney K. Brenneman 2009  515,592   700,000    630,866    109,224     1,955,682
President, Seaboard 2008  479,308   800,000    613,638    104,599     1,997,545
Foods LLC           2007  449,231   850,000    334,842    108,566     1,742,639

David M. Dannov     2009  349,592   700,000    599,093     84,336     1,733,021
President, Seaboard 2008  324,423   650,000    425,346     84,007     1,483,776
Overseas Trading    2007  298,558   525,000    167,349     56,660     1,047,567
Group

Edward A. Gonzalez  2009  403,531   600,000    393,250    106,592     1,503,373
President, Seaboard 2008  374,423   650,000    318,366     86,881     1,429,670
Marine Ltd.         2007  349,038   700,000    160,594     76,541     1,286,173

____________

(1) Salary   includes  amounts   deferred  at  the election
    of the Named Executive Officers under Seaboard's 401(k)
    Retirement  Savings  Plan,  the   Seaboard  Corporation
    Non-Qualified   Deferred   Compensation  Plan  and  the
    Executive Deferred Compensation Plan, such plans being described below under "Benefit Plans."

(2) Reflects    guaranteed    bonus,    under    Employment
    Agreements  described below,  and  discretionary  bonus
    earned, and includes amounts deferred at  the  election
    of the Named Executive Officers under Seaboard's 401(k)
    Retirement  Savings  Plan, the   Seaboard   Corporation
    Non-Qualified  Deferred  Compensation  Plan   and   the
    Executive Deferred Compensation Plan  described   below
    under "Benefit Plans."

(3) Reflects   the  actuarial  increase  in   the   present
    value  of the Named Executive Officer's benefits  under
    all retirement plans, for which information is provided
    in  the  Pension Benefits table on page 26,  determined
    using  interest  rate and mortality  rate  assumptions,
    consistent  with  those  used in  Seaboard's  financial
    statements.   These amounts for 2009  are  as  follows:
    S.  Bresky, $750,292; R. Steer, $936,048; R. Brenneman,
    $572,361;   D.  Dannov,  $593,413;  and  E.   Gonzalez,
    $393,250.  For 2008, these amounts are the amounts  set
    forth  in  the  Summary Compensation  Table  for  2008.
    These amounts for 2007 (net of negative changes) are as
    follows:   S.  Bresky, $1,275,235; R. Steer,  $507,849;
    R.   Brenneman,  $302,700;  D.  Dannov,  $164,881;  and
    E.  Gonzalez, $160,594.  The amounts also  reflect  the
    above-market  earnings  on  contributions   under   the
    Investment  Option Plan described below  for  2009  and
    2007,   but  not  for  2008  because  there   were   no
    above-market earnings for 2008.  The amounts  for  2009
    are   as  follows:   S.  Bresky,  $207,999;  R.  Steer,
    $202,498; R. Brenneman, $58,505; and D. Dannov, $5,680.
    The  amounts  for  2007  are as  follows:   S.  Bresky,
    $90,390; R. Steer, $88,000; R. Brenneman, $32,142;  and
    D. Dannov, $2,468.

(4) Included   in  All  Other  Compensation   are   Company
    matching contributions under the Non-Qualified Deferred
    Compensation  Plan, such plan being   described   below
    under "Benefit Plans."  These  amounts  for 2009 are as
    follows:   S.  Bresky,  $47,878;  R.   Steer,  $40,473;
    R.  Brenneman,   $33,066;   D.  Dannov,  $26,313;  and.
    E. Gonzalez, $25,139.

    Also  included  in  All   Other  Compensation  are  the
    amounts  earned  for  unused  paid   time  off.   These
    amounts   for  2009  are   as   follows:   S.   Bresky,
    $20,700;  R.  Steer,  $24,308;  R. Brenneman,  $19,115;
    D. Dannov, $12,962; and E. Gonzalez, $14,962.

    Also    included    in   All  Other   Compensation   is
    Seaboard's   contributions  to  its  401(k)  Retirement
    Savings   Plan   on   behalf  of  the  Named  Executive
    Officers,  amounts   paid   for  disability  and   life
    insurance   and  individual   perquisites,    including
    amounts  paid as an automobile  allowance,   fuel  card
    usage,  personal usage  of  Seaboard's airplane  and  a
    gross-up for  related  taxes.  Reimbursement for  taxes
    owed  on the  above-stated  items total as follows  for
    each  of  the   Named   Executive  Officers  for  2009:
    S.  Bresky,  $15,514;  R. Steer, $22,099; R. Brenneman,
    $17,796;   D.  Dannov,   $13,566;   and  E.   Gonzalez,
    $19,750.

                EMPLOYMENT ARRANGEMENTS
             WITH NAMED EXECUTIVE OFFICERS

  Seaboard and each of the Named Executive Officers are parties to an Employment Agreement.

  Each  of  the  Employment  Agreements  contains   the
following principal terms: (i) a current term  of  five
years, commencing July 1, 2009, renewed annually for  a
like  term  of five years, unless Seaboard furnishes  a
written  notice  of  non-renewal;  (ii)  payment  of  a
minimum  base  salary in the amounts  of  $440,000  for
S.  Bresky  and  R. Steer; $370,000 for  R.  Brenneman;
$225,000  for D. Dannov and E. Gonzalez; (iii)  payment
of  an  annual minimum bonus in the amounts of $450,000
for  S. Bresky and R. Steer; $400,000 for R. Brenneman;
and  $250,000 for D. Dannov and E. Gonzalez; (iv)  upon
the  death  or termination of the employee's employment
by  Seaboard  due  to  disability or  for  "Cause"  (as
defined)  or by the employee without "Good Reason"  (as
defined), payment to the employee of his accrued salary
and  pro-rata bonus (based on the amount paid  for  the
previous   year)   through  the  date  of   termination
(collectively, "Accrued Compensation"), payable  within
30   days  of  termination;  (v)  upon  an  involuntary
termination   of  the  employee's  employment   without
"Cause,"  or  a resignation by the employee  for  "Good
Reason,"  payment  to  the  employee  of  his   Accrued
Compensation and a severance ("Severance") equal to his
then  salary and most recent bonus for the  balance  of
the  term of the Employment Agreement, but not for less
than  one  year  with  respect  to  salary,  with   the
Severance  based  on  the  employee's  salary  paid  in
installments at the regular payroll payment  dates  for
one  year, with the balance of the Severance  based  on
salary and the Severance based on the employee's  bonus
paid pursuant to a lump sum at the one year anniversary
date   of   the   termination;  (vi)   confidentiality,
non-competition  and non-solicitation provisions  which
apply during the employee's employment and for a period
of  one  year after the termination of such employment,
or  two years, if the employee voluntarily resigns  for
any  reason other than for "Good Reason"; (vii) in  the
event the employee breaches any of the confidentiality,
non-competition    or   non-solicitation    provisions,
Seaboard  will not pay the Severance, and the  employee
must return all Severance already received; (viii) upon
an involuntary termination of the employee's employment
without  "Cause," or a resignation by the employee  for
"Good   Reason,"  Seaboard  must  provide  outplacement
services for up to 90 days, with an estimated  cost  to
Seaboard   of  $35,000  if  the  termination   occurred
December  31,  2009;  and (ix)  under  Seaboard's  409A
Executive  Retirement  Plan  (Cash  Balance  Plan   for
E. Gonzalez), years of service credit accrues for the term of the severance period, and the final average earnings calculation under this plan is determined considering the base salary and bonus paid during the severance period.

  Following is a summary of the amounts which would be paid by Seaboard to each Named Executive Officer if, on December 31, 2009, his employment was involuntarily terminated without "Cause," or if he resigned for "Good
Reason":

                                                       Present Value
                                                        of Executive
             Accrued Bonus                  Lump Sum      Retirement
           through 12/31/09    Severance    Severance    Plan Benefit/
             - Payable  30    Payable Over Payable One   Cash Balance
               Days After      One Year in  Year After    Executive
            Termination Date  Installments  Termination  Plan Benefit(1)  Total
                       ($)         ($)         ($)           ($)           ($)

Steven J. Bresky     950,000     858,985     7,281,448    2,665,497  11,755,930
Robert L. Steer      900,000     655,631     6,344,709    1,519,315   9,419,655
Rodney K. Brenneman  800,000     515,592     5,404,572      927,630   7,647,794
David M. Dannov      650,000     349,592     4,148,572    1,909,072   7,057,236
Edward A. Gonzalez   650,000     403,531     4,337,359      845,925   6,236,815

____________

(1) Pursuant   to   the  Employment  Agreement  for  each
    Named  Executive  Officer, years  of  service  credit
    accrues  for  the term of the severance  period,  and
    the  final average earnings calculation is determined
    using  the  base  salary and bonus  paid  during  the
    severance  period.   These  amounts  do  not  include
    amounts   payable  pursuant  to  the  409A  Executive
    Retirement Plan and Cash Balance Retirement Plan  and
    the   Seaboard  Corporation  Pension  Plan  described
    below.

  The  Board of Directors has approved for each of  the
Named  Executive Officers the right to  use  Seaboard's
airplane for personal use.  S. Bresky has been allotted
20  hours of flight time for personal use.  Each of the
other  Named  Executive  Officers  have  been  allotted
10 hours of flight time for personal use, and the right
to use additional flight time hours for personal use by
reimbursing Seaboard for the variable incremental  cost
to   Seaboard  for  this  flight  time  (primarily  the
occupied  hourly  rate charge and the fuel  surcharge).
Seaboard  also  will  pay each of the  Named  Executive
Officers  for the incidental fees and expenses incurred
related    to    the    flights,    including    ground
transportation, and a "tax gross-up" of the estimated federal and state income taxes each will incur as a consequence of this benefit.

                     BENEFIT PLANS

409A   Executive  Retirement  Plan  and  Cash   Balance
Retirement Plan

  The  Seaboard  Corporation 409A Executive  Retirement
Plan   (the   "Executive  Retirement  Plan")   provides
retirement benefits for a select group of the  officers
and  managers, including the Named Executive  Officers,
other   than   Edward  A.  Gonzalez.    The   Executive
Retirement Plan was amended effective November 2004  to
give  credit  for all years of service  with  Seaboard,
both
before  and after becoming a participant. For years  of
service      before     becoming     a      participant
(pre-participation service), the benefit  is  equal  to
0.65  percent of the final average remuneration (salary
plus  bonus) of the participant, plus 0.50  percent  of
final average remuneration of the participant in excess
of Social Security Covered Compensation, all multiplied
by  the  participant's pre-participation  service.  For
years   of   service  after  becoming   a   participant
(post-participation service), the benefit is  equal  to
2.5  percent of the final average remuneration  of  the
participant, multiplied by the participant's  years  of
post-participation service.  This amount is reduced  by
the  following:   (i) the amount such  participant  has
accrued  under  the Seaboard Corporation  Pension  Plan
(described below); (ii) the amount, if any,  of  frozen
benefits  earned  under the Executive  Retirement  Plan
prior  to  December 31, 1996, pursuant  to  the  Frozen
Executive  Benefit Plan described below; and (iii)  the
benefit earned under the Executive Retirement Plan from
1994  though  1996 that resulted in cash payments  from
the  Plan that were based on the cost to purchase  such
benefit.  Benefits under the Executive Retirement  Plan
are  currently unfunded.  As of December 31, 2009,  all
of  the  participating  Named Executive  Officers  were
fully  vested,  as defined in the Executive  Retirement
Plan.   The ordinary form of payment of the benefit  is
pursuant  to  a  "Single Lump Sum  Payment,"  which  is
equivalent  in  value to the benefit  described  above,
payable  in "Single Life Annuity" form.  Under  certain
circumstances, the Executive Retirement Plan allows for
optional forms of payment.  If the benefit will be paid
pursuant to a lump sum, then payment will be made  upon
the   earlier  of:  (i)  the  seventh  month  following
separation from service; (ii) any change of control  of
Seaboard; or (iii) death.  If the benefit will be  paid
pursuant to an annuity, payment will begin the  earlier
of:   (i) the seventh month following normal retirement
at  age 62 or older; (ii) death; (iii) if the recipient
of  the  annuity is age 55 or over, the  seventh  month
following separation of service; or (iv) any change  of
control of Seaboard.  The table in the Pension Benefits
section   below  shows  the  present   value   of   the
accumulative  benefit that would be payable  under  the
Executive Retirement Plan at the earliest unreduced age
(i.e.,    age    62)    for    pre-participation    and
post-participation  service  (note  that   each   Named
Executive    participating   in   this    plan    began
participation on January 1, 1994).

  Effective  January  1,  2009,  Seaboard  adopted  the
Seaboard  Corporation Cash Balance Executive Retirement
Plan   (the  "Cash  Balance  Retirement  Plan")   which
provides retirement benefits for a select group of  the
officers    of    Seaboard's    subsidiary,    Seaboard
Marine  Ltd., including Edward A. Gonzalez.   The  Cash
Balance  Retirement  Plan was  adopted  to  provide  an
alternative benefit in lieu of the Executive Retirement
Plan because of a change in tax law which provided  for
adverse  tax consequences to the employees of  Seaboard
Marine   Ltd.   The  benefit  under  the  Cash  Balance
Retirement  Plan  is  structured  to  approximate   the
benefit   which   would  have  been  payable   to   the
participant  had  he  remained  a  participant  in  the
Executive Retirement Plan; provided, however,  pursuant
to  the  Cash Balance Retirement Plan, each participant
must  recognize income equal to the annual increase  in
the  accrued benefit under the plan, and Seaboard makes
a  cash distribution under the plan in an amount  equal
to the estimated amount of taxes which will be incurred
by  the  participant  based on the  income  recognized,
which cash distribution is deducted from the amount  of
the  accrued benefit.  In conjunction with the adoption
of  the  plan, each participant agreed that the accrued
vested  benefit  under  the Executive  Retirement  Plan
would  be  paid pursuant to the provisions of the  Cash
Balance  Retirement Plan.  The form of payment  of  the
benefit is pursuant to a lump sum payment made upon the
earlier of:  (i) a separation of
service; (ii) a change in control of Seaboard; or (iii)
death.  Payment of all  or a portion of the benefit may
be delayed by up to six  months   in   accordance  with
the   then   applicable  provisions   of  the  Internal
Revenue Code.  The  benefit  under  the  Cash   Balance
Retirement Plan  is  currently unfunded.  The  table in
the Pension Benefits  section below  shows the  present
value  of  the  accumulative  benefit  that   would  be
payable under the Cash  Balance Retirement  Plan at the
earliest unreduced  age (i.e., age 62), not considering
the distributions paid to each  such participant  prior
to age 62 in an amount equal  to the   estimated income
taxes required to be  paid  as  a  consequence  of  the
plan for years  prior  to   payment   of the  lump  sum
benefit.   Note  that  Edward   A.   Gonzalez became  a
participant   in   the   Executive   Retirement    Plan
on  January  1, 2005.  Accordingly, the  table  in  the
Pension    Benefits   section   below   reflects    the
pre-participation and post-participation service based on this date. Such service is credited under the Cash
Balance Retirement Plan.

  The compensation for purposes of determining the pension benefits consists of salary and bonus. None of the benefits payable contain an offset for social security benefits.

Seaboard Corporation Pension Plan

  The  Seaboard  Corporation Pension Plan ("the  Plan")
provides defined benefits for its domestic salaried and
clerical  employees  upon  retirement.   Beginning   in
fiscal  1997,  each  of the individuals  named  in  the
Summary  Compensation Table participates in this  Plan.
Benefits  under this Plan generally are based upon  the
number  of years of service and a percentage  of  final
average  remuneration (salary plus bonus),  subject  to
limitations  under  applicable  federal  law.   As   of
December  31, 2009, all of the Named Executive Officers
were  fully vested, as defined in the Plan.  Under  the
Plan, the benefit payment for a married participant  is
pursuant  to a "50 Percent Joint and Survivor Annuity."
This  means  the  participant will  receive  a  monthly
annuity  benefit for his/her lifetime, and an  eligible
surviving spouse will receive a lifetime annuity  equal
to  50  percent  of  the  participant's  benefit.   The
payment of the benefit for an unmarried participant  is
pursuant  to  a "Single Life Annuity." The Plan  allows
for   optional   forms   of   payment   under   certain
circumstances.   The normal retirement  age  under  the
Plan  is  age  65.   However,  unreduced  benefits  are
available  at  age 62 with five years of service.   The
Pension Benefits table below shows the present value of the accumulated benefits that would be payable under the Plan at the earliest unreduced commencement age
(i.e., age 62).

  The  compensation,  for purposes of  determining  the
pension  benefits, consists of salary and bonus.   None
of the benefits payable contain an offset for social security benefits.

  Each  of  the Named Executive Officers is 100 percent
vested  under a particular defined benefit  ("Benefit")
that  was  frozen at December 31, 1993 as part  of  the
Plan.   A  definitive  actuarial determination  of  the
benefit  amounts was made in 1995.  The annual  amounts
payable  upon retirement after attaining age  62  under
this  Benefit  are  as  follows:  S.  Bresky,  $32,796;
R.  Steer,  $15,490; R. Brenneman, $6,540;  D.  Dannov,
$8,346;  and E. Gonzalez, $2,643.  Under the Plan,  the
payment  of  this benefit is pursuant  to  a  "Ten-Year
Certain  and  Continuous  Annuity."   This  means   the
participant would receive a monthly annuity benefit for
his/her lifetime and, if the participant dies while  in
the   ten-year  certain  period,  the  balance  of  the
ten-year  benefit  would be paid to his/her  designated
beneficiary.  If the participant dies while employed by
Seaboard   or   after  retirement,   but   before   the
commencement  of  benefits, monthly payments  would  be
made to the
participant's   beneficiary   in   the   form   of    a
100  percent  joint  and survivor  benefit.   The  Plan
allows for optional forms of payment under certain circumstances.

                   Pension Benefits

  The  following table sets forth the Years of Credited
Service,  the Present Value of the Accumulated  Benefit
and  the Payments during the last fiscal year, pursuant
to the above-described retirement plans for each of the
Named Executive Officers.
                                                          Present    Payments
                                               Years of   Value of    During
                                               Credited Accumulated Last Fiscal
                                                Service    Benefit     Year
   Name                  Plan Name                 (#)       ($)        ($)

Steven J. Bresky   Executive Retirement Plan(1)     30    6,713,370    - 0 -
                   Seaboard Corporation Pension
                   Plan                             27      520,639    - 0 -

Robert L. Steer    Executive Retirement Plan(1)     25    4,308,842    - 0 -
                   Seaboard Corporation Pension
                   Plan                             22      252,354    - 0 -

Rodney K.          Executive Retirement Plan(1)     20    2,511,718    - 0 -
Brenneman          Seaboard Corporation Pension
                   Plan                             17      148,307    - 0 -

David M.           Executive Retirement Plan(1)     22    1,489,131    - 0 -
Dannov             Seaboard Corporation Pension
                   Plan                             19      187,593    - 0 -

Edward A.          Cash Balance Retirement Plan(1)  20      996,677    - 0 -
Gonzalez           Seaboard Corporation Pension
                   Plan                             20      148,882    - 0 -
____________

(1) Credited  years  of post-participation  service
    for   each   of  the  Named  Executive  Officers   is
    16  years,  with  the exception of E. Gonzalez  whose
    credited years of post-participation service is  five
    years.    The  credited  years  of  pre-participation
    service  for each of the Named Executive Officers  is
    as   follows:    S.   Bresky,  14;   R.   Steer,   9;
    R. Brenneman, 4; D. Dannov, 6; and E. Gonzalez, 15.

Non-Qualified Deferred Compensation Plan

  In  2005,  Seaboard adopted the Seaboard  Corporation
Non-Qualified Deferred Compensation Plan (the "Deferred
Compensation  Plan"), which gives  a  select  group  of
management or highly-compensated employees the right to
defer  salary  and bonus to be paid by  Seaboard  at  a
later time, all in accordance with applicable ERISA and
income  tax laws and regulations.  No income taxes  are
payable   by  the  participants  on  amounts   deferred
pursuant  to the Deferred Compensation Plan until  they
are paid to the participant.  The Deferred Compensation
Plan  also  provides for a Company contribution  to  be
credited   to  participants  in  an  amount  equal   to
Seaboard's  401(k)  Retirement  Savings  Plan  matching
percentage,  3  percent for 2009, of each participant's
deferral   pursuant   to  the   Plan,   and   of   each
participant's annual compensation in excess of the  Tax
Code limitation on the amount of compensation that  can
be   taken   into   account  under

Seaboard's 401(k) Retirement  Savings Plan (the "401(k)
Match").   The amount  of such limitation in 2009, 2008
and  2007  for Seaboard  was  $230,000,  $225,000   and
$220,000, respectively.

  Through  2008,  each of the Named Executive  Officers
was  a  participant in the Deferred Compensation  Plan.
Effective  January  1, 2009, the plan  was  amended  to
provide that E. Gonzalez was no longer allowed to  make
deferrals under the Deferred Compensation Plan, and the
401(k)  Match  was not made pursuant  to  the  Deferred
Compensation   Plan  for  compensation   earned   after
January 1, 2009; however, amounts deferred prior to January 1, 2009 remained subject to the plan.

  All amounts deferred and all Company contributions credited are included in the amounts reported in the Summary Compensation Table above.

                     Non-Qualified Deferred Compensation Plan

                                                                      Aggregate
                 Executive      Registrant    Aggregate                Balance
               Contributions  Contributions   Earnings     Aggregate    atLast
                    in Last        in Last     in Last    Withdrawals/  Fiscal
               Fiscal Year(1) Fiscal Year(2) Fiscal Year Distributions Year End
   Name               ($)          ($)            ($)         ($)         ($)

Steven J. Bresky      816,685     47,188       610,967       - 0 -    2,993,769
Robert L. Steer     1,127,323     56,700       313,100    (845,007)   1,780,874
Rodney K. Brenneman   338,433     33,419       130,687    (348,534)   1,043,687
David M. Dannov         - 0 -     18,906        (1,799)    (32,432)       - 0 -
Edward A. Gonzalez      - 0 -     21,687        44,666       - 0 -      390,507
______________

(1) Represents bonus earned in 2008 and deferred when paid in 2009. For R. Steer, the amount also includes 2009 salary deferral.

(2) Represents  the 401(k) Match made  by  Seaboard
    based  on  2008 compensation, and for R. Steer,  also
    the  401(k)  Match  made by Seaboard  based  on  2009
    salary deferral.

Seaboard Marine Ltd. 401(k) Excess Plan

  Effective  January  1,  2009,  Seaboard  adopted  the
Seaboard  Marine Ltd. 401(k) Excess Plan  (the  "401(k)
Excess  Plan"),  which provides a benefit  for  certain
employees  of  Seaboard Marine Ltd.,  including  Edward
A. Gonzalez.  Pursuant to the 401(k) Plan, participants
are   paid   an  amount  equal  to  Seaboard's   401(k)
Retirement Savings Plan matching percentage, which  for
2009,  equaled  3 percent of each participant's  annual
compensation  in excess of the Tax Code  limitation  on
the  amount  of  compensation that can  be  taken  into
account  under  Seaboard's  401(k)  Retirement  Savings
Plan.   The  amount  of  such limitation  in  2009  for
Seaboard was $230,000. Pursuant to this plan, the benefit earned by E. Gonzalez for 2009 will be paid to
E. Gonzalez in 2010, and as such, such amount is not included in the Summary Compensation Table above.

Investment Option Plan

  For  the  years  2001-2004, Seaboard established  the
Investment  Option  Plan, which allowed  executives  to
reduce   their  compensation,  and  Seaboard  to   make
contributions,  in  exchange for an option  to  acquire
interests  measured by reference to  three  alternative
investments.   However,  as  a  result  of   U.S.   tax
legislation  passed  in  October  2004,  reductions  to
compensation and contributions by Seaboard  after  2004
were no longer allowed. The exercise price for each investment option was established based upon the fair market value of the underlying investment on the date of grant.

                                   Investment Option Plan

                                                                       Net
                                                Aggregate           Aggregate
                    Aggregate                    Balance  Exercise   Balance
                    Earnings      Aggregate      at Last    Price    at Last
                     in Last     Withdrawals/    Fiscal      for      Fiscal
                   Fiscal Year  Distributions   Year End   Option    Year End
 Name                  ($)           ($)           ($)       ($)       ($)

Steven J. Bresky     852,332        - 0 -      4,052,211   783,838   3,268,373
Robert L. Steer      843,432        - 0 -      4,009,895   758,938   3,250,958
Rodney K. Brenneman  310,841        - 0 -      1,699,008   362,798   1,336,210
David M. Dannov       23,767        - 0 -        112,992    21,629      91,364
Edward A. Gonzalez     - 0 -        - 0 -          - 0 -     - 0 -       - 0 -

Retiree Medical Benefit Plan

  The  Seaboard  Corporation  Retiree  Medical  Benefit
Plan  provides  family  medical  insurance  to  certain
members  of management, including each Named  Executive
Officer,  upon  his  retirement in  the  event  he  has
attained age 50, and has completed at least 15 years of
service.   This benefit is also furnished in the  event
the    Named   Executive   Officer's   employment    is
involuntarily  terminated  (other  than  if  the  Named
Executive  Officer  unlawfully  converted  a   material
amount of funds), or in the event of a change of control of Seaboard.

  Following is a summary of the present value cost to Seaboard of this benefit, assuming that this benefit was triggered and said medical insurance began to be furnished on December 31, 2009.

                                 Present Value of
                            Retiree Medical Benefit (1)
             Name                       ($)

          Steven J. Bresky            305,936
          Robert L. Steer             371,812
          Rodney K. Brenneman         391,741
          David M. Dannov             378,127
          Edward A. Gonzalez          396,208
____________

(1) To  calculate the present value of this benefit, the
    assumptions  for  claims costs,  health  care  trend,
    aging on claims, mortality and interest rate are  the
    same   as   were  used  to  accrue  a  liability   on
    Seaboard's balance sheet.

Executive Long-Term Disability Plan

  The    Seaboard   Corporation   Executive   Long-Term
Disability Plan provides disability pay continuation to
certain  members  of  management, including  R.  Steer,
R.  Brenneman,  D.  Dannov  and  E.  Gonzalez  upon   a
long-term   illness   or  injury  that   prevents   the
participant  from  being able to  perform  his  duties.
Benefits are payable following a 90 day elimination  or
waiting  period.   In  conjunction  with  the  Seaboard
Corporation Group Long-Term Disability Plan, benefits payable are equal to 70 percent of participant's salary and bonus, up to $23,000 per month for R. Steer and
R. Brenneman, and up to $18,000 per month for D. Dannov and E. Gonzalez.

         COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

  The   Board  of  Directors  has  responsibility   for
establishing,  implementing  and  monitoring  adherence
with  Seaboard's  compensation philosophy.   The  Board
ensures  that the total compensation paid to the  Named
Executive Officers is fair, reasonable and competitive.

Compensation Philosophy and Objectives

  Seaboard  maintains the philosophy that determination
of compensation for its executive officers by the Board
of  Directors is primarily based upon recognition  that
these   officers   are  responsible  for   implementing
Seaboard's long-term strategic objectives.   The  Board
subjectively    evaluates    both    performance    and
compensation  to  ensure  that Seaboard  maintains  its
ability to attract and retain superior employees in key
positions,  and  that  compensation  provided  to   key
employees  remains competitive relative to compensation
paid  to  similarly  situated executives  of  our  peer
companies.   Seaboard  does  not  maintain  any  equity
compensation plans, such as stock grants or stock options, unlike most of Seaboard's peer companies.

  Seaboard has entered into employment agreements  with
each of the Named Executive Officers, agreeing to pay a
minimum  base  salary and bonus and  severance  in  the
event of any termination by Seaboard without cause, and
non-competition provisions which restrict the  employee
from accepting employment with competitors of Seaboard.
The  Board  believes  that this
balance  of  providing assurance  to  the executives of
minimum  compensation,  coupled  with  restrictions  on
leaving  Seaboard  and taking   alternative  employment
is  consistent   with Seaboard's  objective to  attract
and   retain   top executive employees.

  It  is  the  Board's philosophy that the compensation
of  its  Named Executive Officers should not be subject
to  dramatic increases or decreases based on short-term
operating  performance.   For example,  in  years  when
Seaboard  has higher than historical average  operating
results,  bonuses of the Named Executive  Officers  are
generally  higher, but not reflective of the  potential
compensation that would have been paid to the executive
through equity compensation if Seaboard maintained  any
equity  compensation  plans.   Likewise,  bonuses   for
executives generally do not decline significantly in a year when Seaboard has lower than historical average operating results.

Setting Executive Compensation

  Based  on  the  foregoing objectives,  the  Board  of
Directors   establishes  compensation  based   upon   a
subjective review of Company performance and individual performance.

  A    significant   factor   in   determining    total
compensation is that Seaboard does not provide any long-term incentive compensation, such as stock grants or stock options.

2009 Executive Compensation Components

  For the fiscal year ended December 31, 2009, the principal components of compensation for the Named
Executive Officers were:

     -  Base salary;

     -  Bonus;

     -  Retirement and other benefits; and

     -  Perquisites and other personal benefits.

  Salaries   and  Bonuses.   To  establish   the   base
salaries  and bonuses for the Named Executive Officers,
the    Board    of   Directors   makes   a   subjective
determination, primarily considering:

     - Individual review of the executive's compensation, both individually and relative to other officers;

     -  Individual performance of the executive; and

     -  Seaboard's operating results.

The 2009 salaries for the Named Executive Officers were
established considering market data furnished by Watson
Wyatt  &  Company,  an outside global  human  resources
consulting  firm,  and individual performance.   Watson
Wyatt & Company was retained by Seaboard's Director  of
Human   Resources  to  conduct  a  competitive   market
assessment  as  to  the  compensation  of   the   Named
Executive  Officers,  utilizing a comparison  of  total
compensation  against a peer group  of  publicly-traded
and  privately-held companies.  The 2009 bonuses of the
Named   Executive

Officers  are  reflective   of   the operating  results
of  Seaboard  and/or  the  area  of Seaboard's business
for  which the Named Executive Officer is  responsible,
although  no  specific  targets  are  utilized,  and  a
subjective evaluation of the market data.   The  amount
of bonuses is more dependent upon Seaboard's operating results than base salaries.

  Retirement  and Other Benefits.  Each  of  the  Named
Executive  Officers is a participant in  the  Executive
Retirement  Plan  or the Cash Balance Retirement  Plan.
The  benefit  under these plans is generally  equal  to
2.5 percent of the final average remuneration (salary plus bonus) of the participant, multiplied by the participant's years of service in the plan after January 1, 1997. The exact amount of the benefits, the offsets thereto and the benefit for years of service prior to January 1, 1997 are set forth in more detail on page 22 of Seaboard's Proxy statement.

  Seaboard  also  maintains a tax-qualified  retirement
savings   plan,  to  which  all  U.S.-based  employees,
including  the Named Executive Officers,  are  able  to
contribute  the  lesser of up to 22  percent  of  their
annual  compensation, or the limit  prescribed  by  the
Internal  Revenue Service.  For 2009, Seaboard  matched
100  percent  of  the first 3 percent  of  compensation
contributed  to the plan.  Beginning in 2010,  Seaboard
will  match  50  percent  of the  first  6  percent  of
compensation  that is contributed  to  the  Plan.   All
matching  contributions  vest  fully  after  completing
5 years of service.

  The Named Executive Officers, in addition to certain other executives, are entitled to participate in the Non-Qualified Deferred Compensation Plan, which gives participants (other than E. Gonzalez) the right to defer salary and bonus to be paid by Seaboard at a later time, all in accordance with applicable ERISA and income tax laws and regulations.

  Seaboard  also  maintains  for  each  of  the   Named
Executive  Officers  and certain other  executives  the
Seaboard  Corporation  Retiree  Medical  Benefit  Plan,
which   provides  family  medical  insurance  to   each
participant upon his retirement:  (i) in the  event  he
has  attained  age  50, and has at least  15  years  of
service;   or  (ii)  in  the  event  the  participant's
employment is involuntarily terminated (other than if the participant unlawfully converted a material amount of funds); or (iii) in the event of a change of control of Seaboard.

  The  Board  believes that Seaboard's  retirement  and
other  benefits are consistent with the  philosophy  of
Seaboard   to   provide  security  and   stability   of
employment  to  the  Named  Executive  Officers  as   a
mechanism to attract and retain these employees.

  Perquisites  and  Other Personal Benefits.   Seaboard
provides  the Named Executive Officers with perquisites
and   other  benefits  that  the  Board  believes   are
reasonable and consistent with its overall compensation
program to better enable Seaboard to attract and retain
superior employees for key positions.  These include an
automobile allowance and gas charging privileges,  life
insurance,  disability  insurance,  personal   use   of
Seaboard's airplane up to a specified number of hours, and paid time off and pay for unused paid time off.

Tax Implications

  Pursuant  to  Section 162(m) of the Internal  Revenue
Code, compensation in excess of $1 million paid to  the
Named Executive Officers is not deductible by Seaboard,
subject  to certain
exceptions.  The Board of Directors  has considered the
effect  of  Section  162(m)  of  the Code on Seaboard's
executive  compensation.  One  of  the  Named Executive
Officers  had  compensation  for 2009 in  excess of  $1
million   in   an   immaterial  amount  which  Seaboard
will be unable to deduct for income tax purposes.   The
remaining Named Executive Officers deferred, pursuant to the Non-Qualified Deferred Compensation Plan, any compensation for 2009 in excess of $1 million, such that Seaboard will not lose any deduction for 2009 for compensation paid to these Named Executive Officers.

             COMPENSATION COMMITTEE REPORT

  The  entire Board of Directors (in the absence  of  a
compensation committee) has reviewed and discussed  the
Compensation  Discussion and Analysis set  forth  above
with   management,  and  based  on  this   review   and
discussions,   has  determined  that  the  Compensation
Discussion  and  Analysis  be  included  in  Seaboard's
Annual Report on Form 10-K and this proxy statement.

  The   Board   of   Directors   is   responsible   for
establishing  the compensation for each  of  the  Named
Executive  Officers.  To assist the Board of  Directors
in  determining 2009 bonuses and 2010 salaries for  the
Named  Executive  Officers,  S.  Bresky  and  R.  Steer
discussed  the  recommended  2009  bonuses   and   2010
salaries  for  each  of the Named  Executive  Officers,
considering  Seaboard's  performance  and  each   Named
Executive  Officer's performance during 2009.   At  the
Board of Director meeting establishing the 2009 bonuses
and  2010  salaries  for the Named Executive  Officers,
S.  Bresky advised the other Board of Director  members
the  2009 bonuses and 2010 salaries he recommended that
the  Board  approve  for each of  the  Named  Executive
Officers.  The 2009 bonuses and 2010 salaries  for  the
Named  Executive  Officers  were  determined  based  on
discussions by the Board of Directors at a  meeting  at
which   it   reviewed   S.  Bresky's   recommendations.
S.  Bresky  and  David  M. Becker,  Seaboard's  General
Counsel,  participated  in  the  meeting,  except  that
S. Bresky did not participate in the discussions of the
Board  of Directors of S. Bresky's 2009 bonus and  2010
salary.

  The members of the Board of Directors reviewing and discussing the Compensation Disclosure and Analysis are as follows:

   Steven J. Bresky    Joseph E. Rodrigues     David A. Adamsen
   Douglas W. Baena    Edward I. Shifman, Jr.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                     PARTICIPATION

  The  Board  of Directors does not have a Compensation
Committee.   It is the view of the Board  of  Directors
that  Seaboard  need not have a Compensation  Committee
because  Seaboard is controlled by the  Seaboard  Flour
Entities,  and because the full Board of  Directors  is
able  to  perform the functions relative  to  executive
compensation.  The full Board of Directors participated
in   the   consideration  of  executive  and   director
compensation. S. Bresky is a member of the Board of Directors of Seaboard and participates in decisions by the Board regarding executive compensation, other than his own compensation.

  During    2009,    Seaboard   paid   our    director,
J.  Rodrigues, $592,065 under the Executive  Retirement
Plan, the Seaboard Corporation Pension Plan and an individual retirement plan.

Related Party Transactions Procedures

  Seaboard has no formal policy or procedure that must be followed prior to any transaction, arrangement or relationship with a related person, as defined by SEC regulations (e.g., directors, executive officers, any 5 percent shareholder, or immediate family member of any of the foregoing).

  Seaboard  has a written conflict of interest  policy,
which  requires  directors, officers and  employees  to
conduct their non-work activities in a manner that does
not  conflict  with  the  best interests  of  Seaboard.
Annually,  all  officers  and  salaried  employees  are
required  to  complete  a  form  disclosing  all  known
conflicts  of interest.  Seaboard's Director  of  Human
Resources  and  Seaboard's General Counsel  review  and
approve  any disclosed conflicts of interest.   In  the
event  any  of  the  executive officers  disclosed  any
conflict of interest, Seaboard's General Counsel  would
discuss  the  conflict  with  Seaboard's  Senior   Vice
President,  Chief  Financial Officer and/or  Seaboard's
President and Chief Executive Officer. In the event the conflict involved Seaboard's President and Chief
Executive Officer and was otherwise material, the conflict would be reviewed and approved by Seaboard's
Board of Directors.

  In  addition to the procedures to review conflicts of
interest,  annually, Seaboard requires  each  director,
nominee  for  a  director and officer  of  Seaboard  to
complete  a questionnaire which requires disclosure  of
any  transaction  or  loan exceeding  $120,000  between
Seaboard and such person or any member of such person's
immediate   family.   Any  such  matters   which   were
disclosed  would  be  reviewed  by  Seaboard's  General
Counsel  and  discussed with Seaboard's  President  and
Chief  Executive Officer and/or Senior Vice  President,
Chief  Financial  Officer and/or  Seaboard's  Board  of
Directors, depending on the materiality of the  matter.
During   2009,   there  were  no  such  related   party
transactions in excess of $120,000.

  The     standards    applied    pursuant    to    the
above-described procedures are to provide comfort  that
any  conflict of interest or related party  transaction
is  on  an arms-length basis which is fair to Seaboard.
This  is principally accomplished by ensuring that  the
Seaboard   person  entering  into  or   approving   the
transaction on behalf of Seaboard is independent of the person with the conflict of interest or engaging in the related party transaction with Seaboard.

      ITEM 2:  SELECTION OF INDEPENDENT AUDITORS

  The  Audit  Committee of the Board of  Directors  has
selected  the independent registered public  accounting
firm of KPMG LLP as Seaboard's independent auditors  to
audit  the books, records and accounts of Seaboard  for
the  year ending December 31, 2010.  Stockholders  will
have  an  opportunity to vote at the annual meeting  on
whether  to  ratify the Audit Committee's  decision  in
this  regard.  Seaboard has been advised  by  KPMG  LLP
that  neither  it nor any member or associate  has  any
relationship  with  Seaboard  or  with   any   of   its
affiliates other than as independent accountants and auditors.

  Submission   of  the  selection  of  the  independent
auditors to the stockholders for ratification will  not
limit  the authority of the Audit Committee to  appoint
another independent certified public accounting firm to
serve  as  independent auditors if the present auditors
resign  or  their engagement
otherwise   is    terminated.   Submission    to    the
stockholders of the selection of independent auditors is not required by Seaboard's bylaws.

  A representative of KPMG LLP is expected to be present at the annual meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  The Board of Directors recommends that you vote for approval of the selection of KPMG LLP.

Independent Auditors' Fees

  The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Seaboard's annual financial statements for 2009 and 2008, and fees billed for other services rendered by KPMG LLP during such years.

        Type of Fee               2009        2008

      Audit Fees (1)         $1,730,944  $2,138,242
      Audit-Related Fees (2)      9,280      12,365
      Tax Fees (3)              305,262     223,103
      All Other Fees (4)          1,915       1,673
_____________

(1) Audit   Fees,   including   those    for    statutory
    audits, include the aggregate fees paid by us  during
    2009  and 2008 for professional services rendered  by
    KPMG  LLP  for  the  audit of  our  annual  financial
    statements  and  internal  controls  over   financial
    reporting, and the review of financial statements included in our quarterly reports on Form 10-Q.

(2) Audit-Related   Fees  include  the   aggregate   fees
    paid by us during 2009 and 2008 for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit
    Fees.

(3) Tax Fees  include  the  aggregate  fees  paid  by  us
    during   2009  and  2008  for  professional  services
    rendered by KPMG LLP for tax compliance, tax advice and tax planning, including tax audit support and transfer pricing studies.

(4) All  Other  Fees  represent  miscellaneous   services
    performed in certain foreign countries.

Pre-Approval   of   Audit  and  Permissible   Non-Audit
Services

  The  Audit  Committee  has established  a  policy  to
pre-approve   all   audit  and  permissible   non-audit
services.   Prior to the engagement of the  independent
auditor,  the Audit Committee pre-approves the services
by  category  of service.  Fees are estimated  and  the
Audit  Committee requires the independent  auditor  and
management  to  report  actual  fees,  as  compared  to
budgeted  fees  by  category  of  service.   The  Audit
Committee has delegated pre-approval authority  to  the
Audit  Committee Chairman for engagements of less  than
$25,000.    For   informational  purposes   only,   any
pre-approval  decisions  made by  the  Audit  Committee
Chairman  are  reported at the Audit  Committee's  next
scheduled  meeting.   The percentage  of  audit-related
fees, tax fees and all
other fees that were approved by the Audit Committee for fiscal 2009 was 100 percent of the total fees incurred.

Audit Committee Report to Stockholders

  The  Audit  Committee  of Seaboard  is  comprised  of
three  directors who are "independent," as  defined  by
the  NYSE Amex Equities listing standards, and operates
under  a  written charter.  The Audit Committee Charter
is     available    on    Seaboard's     website     at
www.seaboardcorp.com.

  The   Audit   Committee  has  reviewed  the   audited
financial statements for fiscal year 2009 and discussed
them with management and with the independent auditors,
KPMG  LLP.   The  Audit Committee also  discussed  with
KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended,
"Communication with Audit Committees with Governance," as adopted by the PCAOB in Rule 3200T.

  The   Audit   Committee  has  received  the   written
disclosures   and  the  letter  from  the   independent
auditors  required  by applicable requirements  of  the
Public Company Accounting Oversight Board regarding the
independent  auditor's communications  with  the  Audit
Committee  concerning independence, and  has  discussed
with the independent auditors their independence.   The
Audit  Committee  has  concluded that  the  independent
auditors   currently   meet   applicable   independence
standards.

  The  Audit  Committee  has reviewed  the  independent
auditors'  fees  for audit and non-audit  services  for
fiscal  year  2009.   The  Audit  Committee  considered
whether such non-audit services are compatible with maintaining independent auditor independence and has concluded that they are compatible at this time.

  Based   on   its  review  of  the  audited  financial
statements and the other materials referred to above and the various discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Seaboard's Annual Report on Form 10-K for the year ended December 31, 2009.

  The   foregoing  has  been  furnished  by  the  Audit
Committee:

  Douglas W. Baena (Chair)   David A. Adamsen    Edward I. Shifman, Jr.

                     OTHER MATTERS

  The notice of meeting provides for the election of directors, the selection of independent auditors and for the transaction of such other business, as may properly come before the meeting. As of the date of this proxy statement, the Board of Directors does not intend to present to the meeting any other business, and it has not been informed of any business intended to be presented by others. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will take action and vote proxies, in accordance with their judgment of such matters.

  Action may be taken on the business to be transacted at the meeting on the date specified in the notice of meeting or on any date or dates to which such meeting may be adjourned.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely on a review of the copies of reports furnished to Seaboard and written representations that no other reports were required, Seaboard believes that during fiscal 2009, all reports of ownership required under Section 16(a) of the Securities Exchange Act of
1934 for directors and executive officers of Seaboard and beneficial owners of more than 10 percent of Seaboard's common stock have been timely filed, except that Edward I. Shifman, Jr. inadvertently did not timely file with the SEC a Form 3 reporting his ownership of five shares of Seaboard common stock at the time of his election to the Board of Directors of Seaboard in 2009.

                 STOCKHOLDER PROPOSALS

  It  is  anticipated that the 2011 annual  meeting  of
stockholders  will  be held on  April  25,  2011.   Any
stockholder  who intends to present a proposal  at  the
2011  annual  meeting  must  deliver  the  proposal  to
Seaboard  at  9000  West 67th Street, Shawnee  Mission,
Kansas  66202,  Attention:  David  M.  Becker  by   the
applicable deadline below:

  -  If   the   stockholder  proposal is  intended  for
     inclusion in Seaboard's proxy materials for that meeting, Seaboard must receive the proposal no later than November 19, 2010. Such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

  -  If  the  stockholder  proposal  is to be presented
     without  inclusion  in  Seaboard's proxy materials
     for  that  meeting,  Seaboard  must   receive  the
     proposal no later than January 26, 2011.

  Proxies solicited in connection with the 2011  annual
meeting  of  stockholders will confer on the  appointed
proxies  discretionary  voting  authority  to  vote  on
stockholder  proposals  that  are  not  presented   for
inclusion in the proxy materials, unless the proposing stockholder notifies Seaboard by February 2, 2011 that such proposal will be made at the meeting.

  The  Board  of Directors does not provide  a  process
for  stockholders to send communications to  the  Board
because  it  believes that the process available  under
applicable federal securities laws for stockholders  to
submit   proposals  for  consideration  at  the  annual
meeting is adequate.

                 FINANCIAL STATEMENTS

  The  consolidated  financial statements  of  Seaboard
for  the  fiscal year ended December 31, 2009, together
with  corresponding  consolidated financial  statements
for  the  fiscal  year  ended December  31,  2008,  are
contained  in  the  Annual Report which  is  mailed  to
stockholders  with  this proxy statement.   The  Annual
Report is not to be regarded as proxy solicitation material.

                ADDITIONAL INFORMATION

  Any   stockholder  desiring  additional   information
about  Seaboard  and its operations may,  upon  written
request,  obtain a copy of Seaboard's Annual Report  to
the  Securities and Exchange Commission  on  Form  10-K
without   charge.   Requests  should  be  directed   to
Shareholder Relations,

Seaboard Corporation, 9000  West  67th Street,  Shawnee
Mission, Kansas 66202.  Seaboard's Annual Report to the
Securities and Exchange Commission on Form 10-K is also
available   on   Seaboard's    Internet    website   at
www.seaboardcorp.com.

            HOUSEHOLDING OF PROXY MATERIALS

  The  Securities and Exchange Commission  has  adopted
rules   that   permit   companies  and   intermediaries
(including    brokers)   to   satisfy   the    delivery
requirements for proxy statements, annual  reports  and
notices  of  internet availability of  proxy  materials
with  respect to two or more stockholders  sharing  the
same  address by delivering a single package  of  these
materials   addressed  to  those  stockholders.    This
process,   which   is   commonly   referred    to    as
"householding," potentially means extra convenience for stockholders and cost savings for companies.

  We  have adopted a "householding" procedure that  you
may wish to follow.  If you are receiving multiple sets
of  proxy  materials  and wish to  have  your  accounts
householded,    call    Shareholder    Relations     at
(913)   676-8800   or  send  written  instructions   to
Shareholder Relations, Seaboard Corporation, 9000  West
67th Street, Shawnee Mission, Kansas 66202. If you no longer wish to participate in householding (and instead wish that each stockholder sharing the same address with you receives a complete set of proxy materials), you must provide written notification to Shareholder
Relations  to  withhold your consent for  householding.
We will act in accordance with your wishes within 30 days after receiving such notification.

  Many  brokerage firms participate in householding  as
well.   If  you  have a householding request  for  your
brokerage account, please contact your broker.

                      SEABOARD CORPORATION

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF STOCKHOLDERS - APRIL 26, 2010

  The undersigned hereby appoints Steven J. Bresky and Robert L. Steer and each of them, proxies with full power of substitution, to vote as designated below, on behalf of the undersigned all shares of Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Seaboard Corporation (the "Company") on April 26, 2010, and any adjournments thereof, with all power that the undersigned would possess if personally present. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

  This Proxy will be voted in accordance with specification made. If no choices are indicated, this proxy will be voted FOR all listed nominees and FOR the proposal listed below.

ELECTION OF DIRECTORS

1. The Board of Directors recommends a vote FOR the listed nominees.

                         For  Withhold                         For  Withhold
     Steven J. Bresky    [ ]    [ ]     Joseph E. Rodrigues    [ ]     [ ]
     David  A. Adamsen   [ ]    [ ]     Edward I. Shifman, Jr. [ ]     [ ]
     Douglas W. Baena    [ ]    [ ]

APPOINTMENT OF INDEPENDENT AUDITORS

2.   The Board of Directors recommends a vote FOR proposal 2.

     Ratify the appointment of KPMG LLP as independent auditors of the Company.

       [ ]   FOR         [ ]  AGAINST        [ ]  ABSTAIN

_______________________________________________________________________________

PLEASE  MARK  FRONT SIDE, SIGN, DATE AND RETURN THIS  PROXY  CARD
PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

The signer hereby revokes all proxies heretofore given to vote at said meeting or any adjournment thereof.


                                               ______________________________
                                               Signature of Stockholder

                                               ______________________________
                                               Signature of Stockholder


                                               Date:__________________, 2010.